EXHIBIT 4.3

EXECUTION VERSION

_____________________________________________________________________________________________

WARRANT AGREEMENT
Between
CENVEO, INC.
and
COMPUTERSHARE TRUST COMPANY, N.A.
as
Warrant Agent

_____________________________

Dated as of June 10, 2016

_____________________________________________________________________________________________

WARRANT AGREEMENT (the “Agreement”), dated as of June 10, 2016, between CENVEO, INC., a Colorado corporation (together with any successors and assigns, the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company, as warrant agent (with any successor warrant agent, the “Warrant Agent”).
A.    Pursuant to a dealer manager agreement (the “Dealer Manager Agreement”) dated May 10, 2016 among Cenveo Corporation, the Company, the other Guarantors named therein, and J.P. Morgan Securities LLC, as Dealer Manager named in the Dealer Manager Agreement, and certain relating arrangements contemplated in the Dealer Manager Agreement, the Company has agreed to issue to certain holders of the 11.500% senior notes due 2017 and the 7.00% senior exchangeable notes, in each case of Cenveo Corporation, as further described in the Dealer Manager Agreement (such holders collectively, the “Noteholders”) warrants (the “Warrants”), each Warrant initially entitling the Holder (as defined herein) thereof to purchase one share of Common Stock (as defined herein) of the Company, on the terms and subject to the conditions set forth herein, at the Exercise Price (as defined herein).
B.     The Company desires the Warrant Agent as warrant agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, canceled, replaced and exercised.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Warrant Agent hereby agree as follows:
Defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified below. Certain additional terms are set forth elsewhere in this Agreement. Any reference to any section of applicable law shall be deemed to include successor provisions thereto.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
“Agreement” has the meaning given to it in the preamble above.
“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.
“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in New York or New Jersey are authorized or required by law to be closed.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person’s capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.
“Cashless Exercise Ratio” has the meaning given to it in Section 7.
“Certificated Warrant” means a definitive physical warrant in registered form.
“class” means, when referring to any Capital Stock, any class or series of such Capital Stock.
“Clearstream” means Clearstream Banking, Societe Anonyme, Luxembourg.
“Common Stock” means the Common Stock of the Company, par value $0.01 per share.

“Company” has the meaning given to it in the preamble above.
“Daily Exercise Value” means, with respect to any Trading Day, 1/20th of the Volume Weighted Average Price per share of the Common Stock on such Trading Day.
“Dealer Manager” means J.P. Morgan Securities LLC.
“Dealer Manager Agreement” has the meaning given to it in the preamble above.
“Depositary” has the meaning given to it in Section 2.
“Direct Participant” means, with respect to the Depositary (as defined in Section 2), Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).
“DTC” has the meaning given to it in Section 2.
“Election to Exercise” has the meaning given to it in Section 7.
“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Date” with respect to a Warrant means the date on which the Holder of the Warrant has complied with all requirements described in Section 7 for exercising such Warrant.
“Exercise Price” has the meaning given to it in Section 7.
“Exercise Rate” has the meaning given to it in Section 13.
“Exercise Reference Period” means the period of 20 consecutive Trading Days ending on the Trading Day immediately preceding the Exercise Date.
“Exercise Value” means the sum of the Daily Exercise Values for each of the 20 consecutive trading days of the applicable Exercise Reference Period.
“Expiration Date” means June 10, 2024.
“Fundamental Transaction” has the meaning given to it in Section 13.
“Global Shares” has the meaning given to it in Section 7.
“Global Warrants” has the meaning given to it in Section 2.
“Guarantor” means each Person listed on Schedule I hereto.
“Holders” has the meaning given to it in Section 4.
“Indirect Participant” means a person who holds a beneficial interest in a Global Warrant (as defined in Section 2) through a Direct Participant.
“Institutional Accredited Investor” has the meaning given to it in Section 6.

“Issue Date” means each of June 10, 2016 and such other dates as the Company shall, from time to time, communicate to the Warrant Agent upon one week’s written notice, provided, that any such date shall relate solely to the Warrants issued on such date.
“Last Reported Sale Price” shall be calculated by the Company and means, for the Common Stock on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, then the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
“Liquidating Distribution” has the meaning given to it in Section 13.
“Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted, as the case may be, to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for an aggregate one-half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
“Noteholders” has the meaning given to it in the preamble above.
“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Private Placement Legend” has the meaning given to it in Section 6(h).
“QIB” has the meaning given to it in Section 6.
“Rule 144A” has the meaning given to it in Section 6.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Share Purchase Rights” means any rights to purchase capital stock of any Person pursuant to a customary “poison pill” rights plan.
“Trading Day” is any day on which trading in the Common Stock generally occurs and there is no Market Disruption Event.
“Transfer Agent” has the meaning given to it in Section 11.
“Volume Weighted Average Price” per share of Common Stock on any Trading Day means the per share volume-weighted average price on The New York Stock Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LPX<equity>VAP” (or any successor page thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading on the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day as determined in a commercially reasonable manner by the Board of Directors using a volume-weighted method) and will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Warrants” has the meaning given to it in the preamble above.
“Warrant Agent” has the meaning given to it in the preamble above.
“Warrant Certificates” has the meaning given to it in Section 2.
“Warrantholders” has the meaning given to it in Section 4.
“Warrant Register” has the meaning given to it in Section 4.
“Warrant Shares” means the shares of Common Stock issuable upon exercise of Warrants from time to time.

SECTION 1.Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions set forth in this Agreement (and no implied terms or conditions), and the Warrant Agent hereby accepts such appointment.

SECTION 2.Warrant Certificates. The certificates representing the Warrants (“Warrant Certificates”) will initially be issued substantially in the form of Exhibit A attached hereto in the form of (i) one or more Certificated Warrants to certain Noteholders that are not QIBs and (ii) one or more registered global warrants (the “Global Warrants”) to certain Noteholders that are QIBs. The Global Warrants shall be duly executed by the Company and countersigned by the Warrant Agent and deposited with Computershare Trust Company, N.A., as custodian (the “Custodian”) for the Depositary (as defined below), and registered in the name of DTC (as defined below) or the nominee of DTC for credit to the accounts of DTC’s Direct and Indirect Participants. Any Global Warrants to be delivered pursuant to this Agreement shall bear the legend set forth in Exhibit B(1) attached hereto. The Global Warrants shall represent such of the outstanding Warrants as shall be specified therein, and each Global Warrant shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, but only in accordance with the terms hereof. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Custodian in accordance with written instructions given to it by the Warrant Agent, in accordance with written instructions given to the Warrant Agent by the Holder thereof pursuant to the terms of this Agreement. The Depository Trust Company (“DTC”) shall act as the “Depositary” with respect to the Global Warrants until a successor shall be appointed by the Company and the Warrant Agent. Subsequent to the issuance of Global Warrants, Certificated Warrants in respect thereof will only be issued if (a) DTC notifies the Company that DTC is no longer willing or able to act as a depositary for the Global Warrants and the Company is unable to locate a qualified successor within 90 days, or (b) DTC notifies the Company that DTC has ceased to be a clearing agency registered under the Exchange Act. With respect to the rights, duties, obligations and liabilities of the Warrant Agent, in the event of any conflict or inconsistency between this Agreement and the terms of the Warrants, the provisions of this Agreement shall govern in all respects.

SECTION 3.Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, President, Chief Executive Officer, a Vice President, Treasurer, an Assistant Treasurer or Chief Financial Officer and by a Vice President, its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of any such present or future officer and may be imprinted or otherwise reproduced on the Warrant Certificates.
In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

SECTION 4.Registration and Countersignature. The Warrants shall be numbered and shall be registered on the books of the Company maintained at the office of the Warrant Agent designated for such purpose (the “Warrant Register”) as they are issued.
Warrant Certificates shall be countersigned by the Warrant Agent (by either manual or facsimile signature) and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, a Vice President, the Treasurer, an Assistant Treasurer, Chief Financial Officer, Secretary or an Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the Holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement.

The Company and the Warrant Agent may deem and treat the registered holders (the “Holders” or “Warrantholders”) of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

SECTION 5.Transfer and Exchange of Warrants. The Warrant Agent shall from time to time, upon the written request of a Holder, subject to the limitations of Section 6, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged.
Upon registration of transfer, the Company shall execute and the Warrant Agent shall countersign and deliver by mail a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Company maintained for such purpose, which initially will be the office of the Warrant Agent designated for such purpose for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.
No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

SECTION 6.Registration of Transfers and Exchanges.

(a)Transfer and Exchange of Warrants. When Warrants are presented to the Warrant Agent with a request:

(i)	to register the transfer of the Warrants; or

(ii)	to exchange such Warrants for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if (and may refuse to register any transfer or exchange unless) the requirements under this Agreement as set forth in this Section 6 for such transactions are met; provided, however, that the Warrants presented or surrendered for registration of transfer or exchange:

(x)
shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or by his or her representative, duly authorized in writing and affixed with a signature guarantee from a guarantor participating in a medallion signature guarantee program approved by the Securities Transfer Association at a guarantee level acceptable to the Warrant Agent; and

(y)
unless the Private Placement Legend has been removed from the certificate evidencing such Warrants, such Warrants shall be accompanied, in the reasonable discretion of the Company, by the following additional information and documents, as applicable, it being understood, however, that the Warrant Agent need not determine which clause (A) through (F) below is applicable (and the Company shall inform the Warrant Agent in writing which clause (A) through (F) below is applicable):

(A)
if such Warrant is being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit C hereto); or

(B)
if such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (a “QIB”) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or

(C)
if such Warrant is being transferred to an institutional accredited investor within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act (an “Institutional Accredited Investor”), delivery by the transferor of a certification to that effect (in substantially the form of Exhibit C hereto), and delivery of a Transferee Letter of Representation in connection with Transfers to Institutional Accredited Investors (in substantially the form of Exhibit D hereto) and an opinion of counsel and/or other information reasonably acceptable to the Company and the Warrant Agent to the effect that such transfer is in compliance with the Securities Act; or

(D)
if such Warrant is being transferred in reliance on Regulation S under the Securities Act, delivery by the transferor of a certification to that effect (in substantially the form of Exhibit C hereto), and a Transferee Letter of Representation in connection with Transfers pursuant to Regulation S in the form of Exhibit E hereto; or

(E)	if such Warrant is being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification from the transferor to that effect (in substantially the form of Exhibit C hereto), and (ii) an opinion of counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that such transfer is in compliance with the Securities Act; or

(F)
if such Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto), and an opinion of counsel from the transferee or transferor reasonably acceptable to the Company and the Warrant Agent to the effect that such transfer is in compliance with the Securities Act.

(b)Exchange or Transfer of a Certificated Warrant for a Beneficial Interest in a Global Warrant. A Certificated Warrant may not be exchanged (including in connection with any transfer of a Warrant) by a Holder for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Certificated Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Warrant Agent, together with:

(i)
unless the Private Placement Legend has been removed from the certificate evidencing the Warrants, certification from such Holder (in substantially the form of Exhibit C hereto) that such Holder is a QIB or that such Certificated Warrant is being transferred to a QIB in accordance with Rule 144A under the Securities Act, except that if the Holder is an “institutional accredited investor” and not a QIB under the Securities Act, the Company shall use good faith efforts to cause such Certificated Warrant to be exchanged for a beneficial interest in the Global Warrant (or an additional global warrant in respect of “institutional accredited investors” and not QIBs); and

(ii)
written instructions directing the Warrant Agent to make, or to direct the Custodian to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant (or, if applicable, to create a new global warrant as contemplated by clause (i) above), then the Warrant Agent shall cancel such Certificated Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly (or, if applicable, to create a new global warrant as contemplated by clause (i) above). If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall upon written instructions from the Company authenticate a new Global Warrant in the appropriate amount.

(c)Transfer or Exchange of Beneficial Interests in Global Warrants.. The transfer or exchange of beneficial interests in Global Warrants shall be effected through the Depositary in accordance with the procedures of the Depositary therefor. For the avoidance of doubt, there shall be no limitation on the transfer or exchange of beneficial interests in the Global Warrants, so long as such transfer or exchange is effected in accordance with applicable securities laws and the procedures of the Depositary therefor.

(d)Transfer or Exchange of a Beneficial Interest in a Global Warrant for a Certificated Warrant.

(i)
Subject in all cases to the provisions of Section 2, any Person having a beneficial interest in a Global Warrant may exchange (including any exchange in connection with any transfer of a Warrant) such beneficial interest for a Certificated Warrant upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the

Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Warrant, including a written order containing registration instructions and, unless the Private Placement Legend has been removed from the certificate evidencing such Global Warrants, the following additional information and documents:

(A)
if such beneficial interest is being exchanged by the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit C); or

(B)
if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C); or

(C)
if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery by the transferor of a certification to that effect (in substantially the form of Exhibit C hereto), and delivery of a Transferee Letter of Representation in connection with Transfers to Institutional Accredited Investors to that effect (in substantially the form of Exhibit D) and an opinion of counsel and/or other information reasonably acceptable to the Company and the Warrant Agent to the effect that such transfer is in compliance with the Securities Act; or

(D)
if such beneficial interest is being transferred in reliance on Regulation S under the Securities Act, delivery of (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) a Transferee Letter of Representation in connection with Transfers pursuant to Regulation S in the form of Exhibit E hereto; or

(E)
if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) an opinion of counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that such transfer is in compliance with the Securities Act; or

(F)
if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto) and an opinion of counsel and/or other information reasonably acceptable to the Company and the Warrant Agent to the effect that such transfer is in compliance with the Securities Act (if such transfer is made specifically pursuant to Regulation S, the transferor must also deliver a Letter of Representation in connection with Transfers pursuant to Regulation S in substantially the form of Exhibit E hereto).

In connection with any such transfer or exchange, Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced accordingly and, following such reduction, the Company will execute and, upon receipt of a countersignature order in the form of an Officers’ Certificate, the Warrant Agent will countersign and deliver to the transferee a Certificated Warrant.

(ii)
Certificated Warrants issued in exchange for or in connection with a transfer of a beneficial interest in a Global Warrant pursuant to this Section 6 shall be registered in such names and in such authorized denominations as the

Depositary, pursuant to instructions from its Direct or Indirect Participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Certificated Warrants to the Persons in whose names such Warrants are so registered and adjust the Global Warrant pursuant to paragraph (g) of this Section 6.

(e)Restrictions on Transfer or Exchange of Global Warrants. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (f) of this Section 6), a Global Warrant may not be transferred or exchanged as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f)Countersignature of Certificated Warrants in Absence of Depositary. If at any time:

(i)
the Depositary for the Global Warrants notifies the Company that the Depositary is no longer willing or able to act as a depositary for the Global Warrants and the Company is unable to locate a qualified successor within 90 days; or

(ii)	the Depositary for the Global Warrants notifies the Company that it has ceased to be a clearing agency registered under the Exchange Act, as amended, then the Company will execute, and the Warrant Agent will, upon receipt of an Officers’ Certificate requesting the countersignature and delivery of Certificated Warrants, countersign and deliver Certificated Warrants in an aggregate number equal to the aggregate number of Warrants represented by the Global Warrant in exchange for such Global Warrant, and thereafter the Warrant Agent shall distribute such Certificated Warrants to the persons or entities that, immediately prior to such exchange, held a beneficial interest in such Global Warrant in accordance with their respective relative beneficial interests therein.

(g)Cancellation or Adjustment of a Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Certificated Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Company or, upon written order to the Warrant Agent in the form of an Officers’ Certificate from the Company, retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Certificated Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced accordingly and an endorsement shall be made on such Global Warrant by the Custodian to reflect such reduction.

(h)Private Placement Legend. Except as provided below, each Warrant Certificate evidencing the Warrants (and all Warrants issued in exchange therefor or substitution thereof and, if in the reasonable determination of the Company required by applicable securities laws, Warrant Shares issuable upon exercise of the Warrants) shall bear a legend substantially to the effect set forth in Exhibit A (the “Private Placement Legend”). Upon any sale or transfer of a Warrant or Warrant Share pursuant to Rule 144 under the Securities Act in accordance with this Section 6 or under an effective registration statement under the Securities Act, the Warrant Agent shall permit the Holder of a Warrant to exchange such Warrant for a Warrant and the Company shall permit the holder of a Warrant Share to exchange such Warrant Share for a share of Common Stock, in each case, that does not bear the Private Placement Legend, provided that, in the case of a sale or transfer pursuant to Rule 144 under the Securities Act, an opinion of counsel to the Company is tendered therewith indicating that such Private Placement Legend may be removed under the applicable federal securities laws of the United States.

(i)Obligations with Respect to Transfers and Exchanges of Certificated Warrants and Global Warrants.

(i)	To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent’s request, and the Warrant Agent shall authenticate Certificated Warrants and Global Warrants.

(ii)
All Certificated Warrants and Global Warrants issued upon any registration, transfer or exchange of Certificated Warrants and Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Certificated Warrants and Global Warrants surrendered upon the registration of transfer or exchange.

(iii)
Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

(j)Notices to Warrant Agent and Opinion. The Warrant Agent will not be deemed to have knowledge of any event of which it was supposed to receive notice under any section of this agreement, and the Warrant Agent will be fully protected and will incur no liability for failing to take any action in connection therewith, unless and until it has received such notice. Upon the request of the Warrant Agent, the Company shall provide a written opinion of counsel reasonably acceptable to the Warrant Agent with respect to the transfers and exchanges contemplated by this Section 6.

SECTION 7.Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Holder of Warrants shall have the right, which may be exercised commencing on or after the Issue Date and until 5:00 p.m., New York City time, on the Expiration Date, to receive from the Company upon the delivery of written notice, which may be provided via e-mail or facsimile, the number of fully paid and non-assessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. Except as expressly set forth herein, no adjustments in respect of dividends, interest or other income on or from any Warrant Share (or any other securities, property or other consideration for which a Warrant may become exercisable in accordance with this Agreement) will be made during the term of a Warrant or upon exercise of a Warrant.
The price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the “Exercise Price”) shall be equal to $1.50, subject to adjustment pursuant to Section 13. A Warrant may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the office of the Warrant Agent designated for such purpose of the Warrant Certificate or Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof (the “Election to Exercise”) properly completed and signed, which signature shall be guaranteed in accordance with the provisions set forth in the Warrant Certificate, together with payment of the Exercise Price; provided, however, that in the case of any Fundamental Transaction or any other transaction involving the holders of Common Stock or in which the holders of Common Stock have the right to participate or make an election with respect thereto, the Holder shall have the right to exercise the Warrant or any portion thereof contingent upon the consummation of such Fundamental Transaction or such other transaction, and shall be permitted, in such circumstances to defer the payment of the Exercise Price in respect thereof until immediately prior to the consummation thereof, it being understood and agreed that if the Fundamental Transaction or such other transaction shall be terminated or not consummated for any reason, then the exercise of such Warrant shall be deemed withdrawn by the Holder. Payment of the Exercise Price shall be made only by the surrender of one or more Warrants (and without the payment of the Exercise Price in cash) in exchange for a number of shares of the Company’s Common Stock equal to the product of (a) the number of shares of the Company’s Common Stock for which such Warrant or Warrants are exercisable as of the Exercise Date (determined as if the Exercise Price were being paid in cash), and (b) the Cashless Exercise Ratio. The “Cashless Exercise Ratio” shall be calculated by the Company and equal a fraction, (i) the numerator of which is the excess of (A) the Exercise Value per share of Common Stock for the applicable Exercise Reference Period over (B) the Exercise Price as of the Exercise Date and (ii) the denominator of which is the Exercise Value per share of Common Stock for such Exercise Reference Period. Upon surrender of a Warrant Certificate representing more than one Warrant, the number of shares of Common Stock deliverable shall be equal to the product of (x) the number of shares of the Company’s Common Stock issuable in respect of those Warrants that the Holder specifies are to be exercised multiplied by (y) the Cashless Exercise Ratio. All provisions of this Agreement are applicable with respect to an exercise of a Warrant Certificate for less than the full number of Warrants represented thereby. All calculations and determinations required under this paragraph, including but not limited to the number of shares of the Company’s Common Stock to be issued in connection with the exercise of a Warrant, shall be determined by the Company, and the Warrant Agent shall have no duty or obligation to verify or confirm the accuracy or correctness of any such calculations or determinations.
Subject to the terms of the prior paragraph in respect of a contingent exercise, the “Exercise Date” for a Warrant shall be the date when all of the items referred to in the immediately preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in such paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, (a) in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in such paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date, and (b) if on the Expiration Date, the Warrants are “in the money,” then they shall automatically be deemed to have been exercised by the Holder on a cashless basis in accordance with the terms hereof, but the Company’s obligation to issue Warrant Shares in respect of such exercise shall be subject to the Holder delivering the documentation and Exercise Price in respect thereof.
Within three Trading Days after the Exercise Date, subject to the provisions of Section 6 hereof, the Company shall issue and cause to be delivered to or upon the written order of the Holder, and in such name or names as the Holder may designate, a certificate or certificates for the number of Warrant Shares issuable upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the Exercise Date. At the election of the Company with the consent of the holder of record of the relevant Warrant Shares, Warrant Shares may initially be issued in global form (the “Global Shares”). Such Global Shares shall represent such of the outstanding Warrant Shares as shall be specified therein and each Global Share shall provide that it represents the aggregate amount of outstanding Warrant Shares from time to time endorsed thereon and that the aggregate amount of outstanding Warrant Shares represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms hereof. Any endorsement of a Global Share to reflect any increase or decrease in the amount of outstanding Warrant Shares represented thereby shall be made by Custodian in accordance with written instructions given to it by the Warrant Agent, in accordance with written instructions given to the Warrant Agent by the Holder thereof pursuant to the terms of this Agreement. DTC shall (if possible) act as the Depositary with respect to the Global Shares until a successor shall be appointed by the Company and the registrar for the Warrant Shares. If Global Shares are issued, then upon the request of the Depositary and any beneficial holder thereof, the Company shall cause there to be issued Warrant Shares directly to such beneficial holder.
Each Warrant shall be exercisable only in whole. In the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrants evidenced thereby at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to this Agreement, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. Holders of Warrants will be able to exercise their Warrants only if a registration statement relating to the Warrant Shares underlying the Warrants is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various Holders of Warrants or other persons to whom it is proposed that Warrant Shares be issued on exercise of the Warrants reside.
All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent’s customary procedure for such disposal. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised.
The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office upon reasonable notice to the

Warrant Agent by the Holders. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

SECTION 8.Payment of Taxes. The Company will pay all taxes and charges attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid. The Warrant Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment of taxes, charges or expense unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

SECTION 9.Rule 144 and Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner (including any extensions permitted by Rule 12b-25 of the Exchange Act (or any successor rule or regulation)) in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Warrants, make available such information necessary to permit sales pursuant to Rule 144A and Rule 144 under the Securities Act.

SECTION 10.Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may at its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to both the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity also satisfactory to both of them, which indemnity shall include a corporate bond of indemnity satisfactory in form and substance to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe and as required by law.

SECTION 11.Reservation of Warrant Shares. The Company will at all times authorize and reserve and keep available, free from preemptive rights and free from all taxes, liens, charges and security interests, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy its obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The Company shall provide an opinion of counsel reasonably acceptable to the Warrant Agent prior to the Issue Date. The opinion shall state that all Warrants or Warrant Shares, as applicable, are (i) registered under the Securities Act of 1933, as amended, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the Warrants or Warrant Shares; and (ii) validly issued, fully paid and non-assessable.
The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s Capital Stock issuable upon the exercise of Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s Capital Stock issuable upon the exercise of Warrants. The Warrant Agent is hereby irrevocably authorized to (1) instruct such Transfer Agent to make the appropriate book entries and (2) requisition from time to time from such Transfer Agent the stock certificates, if any, required to honor outstanding Warrants upon exercise thereof, in each case in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes, if necessary, and will provide or otherwise make available any cash which may be payable as provided in Section 14. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 15 hereof.

The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants made in accordance with the terms of this Agreement will, upon issuance, be duly and validly authorized and issued, fully paid, non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will take no action to increase the par value of the Common Stock to an amount in excess of the Exercise Price, and the Company will not enter into any agreements inconsistent with the rights of Holders hereunder. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof or from any other person or entity as may be necessary to enable the Company to perform its obligations under this Agreement and to issue the Warrant Shares in accordance with the terms hereof.

SECTION 12.Obtaining Stock Exchange Listings. The Company will from time to time use commercially reasonable efforts to ensure that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which the Company’s Common Stock is then listed. In the event that, at any time during the period in which the Warrants are exercisable, the Common Stock is not listed on any principal securities exchanges or markets within the United States of America, the Company will use commercially reasonable efforts to permit the Warrant Shares to be designated Portal securities in accordance with the rules and regulations adopted by the Financial Industry Regulatory Authority, Inc. relating to trading in The Portal Market.

SECTION 13.Adjustment of Exercise Rate and Exercise Price. The number of Warrant Shares purchasable upon the exercise of each Warrant, determined as if the Exercise Price were being paid in cash (the “Exercise Rate”), and the Exercise Price are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 13. The Exercise Rate shall initially be one Warrant to one share of Common Stock.

(a)Adjustment for Change in Capital Stock. If, after the Issue Date, the Company (i) issues Common Stock as a dividend or distribution on the Common Stock to all holders of Common Stock, (ii) subdivides or splits any of its outstanding shares of Common Stock into a greater number of shares, or (iii) combines any of its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Rate will be adjusted based on the following formula:

ER1	=	ERo x OS1
OSo
where

ERo =	the Exercise Rate in effect immediately prior to the adjustment relating to such event

ER1 =	the new Exercise Rate in effect taking such event into account

OSo =	the number of shares of Common Stock outstanding immediately prior to such event

OS1 =	the number of shares of Common Stock outstanding immediately after such event.
Any adjustment made pursuant to this paragraph (a) shall become effective on the date that is immediately after (x) the date fixed for the determination of holders of the Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (a) is declared but not so paid or made, the new Exercise Rate shall be readjusted to the Exercise Rate that would then be in effect if such dividend or distribution had not been declared.

(b)Adjustment for Issuances at Less Than Market Price. If, after the Issue Date, the Company (i) issues to all holders of the Common Stock any rights, warrants, options or other securities entitling them to subscribe for or purchase shares of Common Stock, (ii) issues to all holders of Common Stock securities convertible into Common Stock, or (iii) otherwise issues shares of Common Stock or any rights, warrants, options or other securities entitling any person to subscribe for or purchase shares of Common Stock, in each case at an exercise price per share of Common Stock or a conversion price per share of Common Stock less than the Volume Weighted Average Price of the Common Stock on the trading day immediately preceding the time of announcement of such issuance, then the Exercise Rate will be adjusted based on the following formula:

ER1	=	ERo x (OSo + X)
(OSo + Y)

where

ERo	=	the Exercise Rate in effect immediately prior to the adjustment relating to such event

ER1	=	the new Exercise Rate taking such event into account

OSo	=	the number of shares of Common Stock outstanding immediately prior to such event

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y	=
the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Volume Weighted Average Price of the Common Stock for the 10 consecutive Trading Days prior to the Trading Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

Any adjustment made pursuant to this paragraph (b) shall become effective on the date that is immediately after the date fixed for the determination of holders of Common Stock entitled to receive any right, warrant, option, other security or convertible security described in this paragraph (b) or, as applicable in the case of clause (iii) above, on the date that is immediately after the date of such issuance. For purposes of this paragraph (b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Stock at less than the applicable Last Reported Sale Price of Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration the Company receives for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If (x) a date is fixed for the determination of holders of Common Stock entitled to receive any right, warrant, option or other security or convertible security described in this paragraph (b) but such right, warrant, option or other security or convertible security is not so issued, or (y) any right, warrant, option, other security or convertible security described in this paragraph (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, then in either such case the new Exercise Rate shall be readjusted to the Exercise Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(c)Adjustment for Distributions and Spin-Offs. If, after the Issue Date, the Company distributes Capital Stock, evidences of indebtedness, cash or other assets or property of the Company to all holders of Common Stock, excluding (i) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (a) or (b) above, (ii)  cash dividends on Common Stock (excluding any extraordinary, one-time cash dividend), and (iii) Spin-Offs described below in this paragraph (c), then the Exercise Rate will be adjusted based on the following formula:

ER1	=	ERo x SPo
(SPo - FMV)

where

ERo	=	the Exercise Rate in effect immediately prior to the adjustment relating to such event

ER1	=	the new Exercise Rate taking such event into account

SPo	=	the Volume Weighted Average Price of the Common Stock on the Trading Day

immediately preceding the ex-dividend date for such distribution
FMV	=
the fair market value (as determined in good faith by the Board of Directors) of the Capital Stock, evidences of indebtedness, assets or property, and the amount of cash, distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the Exercise Rate made pursuant to the immediately preceding provisions of this paragraph (c) shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution.
If, after the Issue Date, the Company distributes to all holders of Common Stock, Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company (a “Spin-Off’), then the Exercise Rate in effect immediately before the close of business on the date fixed for determination of holders of Common Stock entitled to receive such distribution will be adjusted based on the following formula:

ER1	=	ERo x (FMVo + MPo)
MPo

where

ERo	=	the Exercise Rate in effect immediately prior to the adjustment relating to such event

ER1	=	the new Exercise Rate taking such event into account

FMVo	=
the average of the Volume Weighted Average Price of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days beginning with the effective date of the Spin-Off (or, if the effective date of the Spin-Off is not a Trading Day, the first 10 consecutive Trading Days after the effective date of the Spin-Off)

MPo	=
the average of the Volume Weighted Average Price of the Common Stock over the first 10 consecutive Trading Days beginning with the effective date of the Spin-Off (or, if the effective date of the Spin-Off is not a Trading Day, the first 10 consecutive Trading Days after the effective date of the Spin-Off).

An adjustment to the Exercise Rate made pursuant to the immediately preceding provision of this paragraph (c) will occur on the first trading day after completion of the period of 10 Trading Days referenced in such provision; provided that for any exercise within the period of 10 Trading Days from and including the effective date of any Spin-Off, FMVo and MPo shall be calculated with reference to the portion of such period of 10 Trading Days that has elapsed prior to such exercise.
If any such distribution described in this paragraph (c), including any Spin-Off, is declared but not paid or made, the new Exercise Rate shall be readjusted to be the Exercise Rate that would then be in effect if such distribution had not been declared.

(d)Participation by Warrantholders. Notwithstanding the provisions of this Section 13, an event which would otherwise give rise to an adjustment pursuant to Section 13 shall not require the Company to make such adjustment if, to the extent applicable, Holders of the Warrants are permitted to participate, on an as-exercised basis, in the event giving rise to the adjustment.

(e)Valuation Upon a Liquidating Distribution. Notwithstanding anything to the contrary set forth in this Section 13, if, at any time after the Issue Date, the Company makes any distribution pursuant to any plan of liquidation (a “Liquidating Distribution”) on shares of Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then, subject to applicable law, the Company shall make to each Holder of Warrants, upon surrender of such Warrants by such Holder to the Company for cancellation, the aggregate Liquidating Distribution which such Holder would have acquired if such Holder had exercised such Warrants in full on the record date for determination of holders of Common Stock entitled to receive the Liquidating Distribution or, if there is no such record date, the Business Day immediately preceding the Liquidating Distribution, less an amount equal to the aggregate Exercise Price of the Warrants so surrendered.

(f)Notice of Adjustment. Whenever the Exercise Rate and Exercise Price are adjusted, the Company shall promptly mail to Holders of Warrants then outstanding at the addresses appearing on the Warrant Register a notice of the adjustments. The Company shall file with the Warrant Agent and any other registrar such written notice, an Officers’ Certificate and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificates shall be conclusive evidence that the adjustment is correct, absent manifest error, and the Warrant Agent may rely conclusively on anything contained in such certificates. Neither the Warrant Agent nor any such registrar shall be under any duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any Holder desiring inspection thereof. Until such written notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such adjustments have been made, and the Warrant Agent shall have no duty or obligation to investigate or confirm whether any of the Company’s determination are accurate or correct.

(g)Fundamental Transactions.

(i)
If, at any time after the Issue Date, the Company, in a single transaction or through a series of related transactions (A) effects any capital reorganization, or any reclassification of the Capital Stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock split, reverse stock split, stock dividend, subdivision, split-up, combination of shares or other transaction having similar effect) or consolidates or merges with or into another corporation or other form of entity where the Company is not the surviving entity, (B) sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, in their entirety to another person or group of affiliated persons, or (C) pursuant to which the outstanding shares of Common Stock are converted into or exchanged for cash, securities or other assets, properties or other consideration (each of the transactions described in clauses (A), (B) and (C) being a “Fundamental Transaction”), then each Warrant shall be adjusted to be exercisable to purchase, for each share of Common Stock that would have been received upon such exercise immediately prior to the occurrence of such Fundamental Transaction (determined as if the Exercise Price were paid in cash), the cash, securities, assets, property and/or any other consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of one share of Common Stock, assuming that such holder was not a constituent person. For purposes of any such exercise, the Exercise Price shall be appropriately adjusted (but not increased) to apply to such Alternative Consideration based on the amount of Alternative Consideration receivable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration. If holders of Common Stock are given any choice as to the securities, cash, assets, property or other consideration to be received in a Fundamental Transaction, then the Holder exercising a Warrant following such Fundamental Transaction shall be given the same choice as to the Alternative Consideration it receives upon any such exercise of the Warrant. Any resulting corporation or other successor to the Company in such Fundamental Transaction, if applicable, shall succeed to and be substituted to every right and obligation of the Company in respect of this Agreement and the Warrants and (X) if necessary to reflect such succession and substitution, shall enter into a supplemental warrant agreement, and (Y) if necessary to otherwise reflect the foregoing provisions of this paragraph (g), shall issue to the Holder a new Warrant consistent with such provisions and evidencing the Holder’s right to exercise such Warrant to purchase Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring the Company or any such resulting corporation or other successor to the Company to comply with the foregoing provisions of this paragraph (g) and providing that the Warrants (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(ii)	If this paragraph (g) applies, it shall supersede the application of paragraphs (a) through (c), inclusive, of this Section 13.

(h)Other Events. If any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, the provision of this Section 13 would not, in the good faith judgment of the Board of Directors, equitably adjust the rights of the Warrantholders in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to equitably adjust such rights, but in no event shall any such adjustment have the effect of decreasing the Exercise Rate or decreasing the number of Warrant Shares issuable upon exercise of the Warrants.

(i)Adjustment of Exercise Price. In connection with any adjustment to the Exercise Rate required pursuant to the provisions above, the Exercise Price will be adjusted in accordance with the following formula:

EP1	=	EPo x ER0
ER1

where

EPo	=	the Exercise Price in effect immediately prior to the adjustment relating to such event

EP1	=	the new Exercise Price in effect taking such event into account

ERo	=	the Exercise Rate in effect immediately prior to the adjustment relating to such event

ER1	=	the new Exercise Rate in effect taking such event into account.

(j)Company Determination Final. Any determination that the Company or the Board of Directors may make pursuant to this Section 13 shall be conclusive, absent manifest error.

(k)Warrant Agent’s Adjustment Disclaimer. The Warrant Agent shall have no duty to determine when an adjustment under this Section 13 should be made, how it should be made or what it should be. The Warrant Agent shall have no duty to determine whether a supplemental warrant agreement under paragraph (g) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company’s failure to comply with this Section 13. Until the Warrant Agent receives written notice of an adjustment under this Section 13, the Warrant Agent may presume conclusively for all purposes that no such adjustments have been made or should be made, and the Warrant Agent shall have no duty or obligation to investigate or confirm whether any of the Company’s determinations are accurate or correct.

(l)Specificity of Adjustment. Regardless of any adjustment in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

(m)Voluntary Adjustment. The Company from time to time may increase the Exercise Rate by any amount and for any period of time; provided, however, that such period is not less than 20 Business Days. Whenever the Exercise Rate is so increased, the Company shall mail to Holders at the addresses appearing on the Warrant Register and file with the Warrant Agent a written notice of the increase. The Company shall give the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect.

(n)Multiple Adjustments. After an adjustment to the Exercise Rate for outstanding Warrants under this Section 13, any subsequent event requiring an adjustment under this Section 13 shall cause an adjustment to the Exercise Rate for outstanding Warrants as so adjusted.

(o)When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate or Exercise Price shall be required unless the adjustment would require an increase or decrease of at least 1% of the Exercise Rate or Exercise Price. If the adjustment is not made because the adjustment does not change the Exercise Rate or Exercise Price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment or in connection with any future exercise of any Warrant. All required calculations will be made to the nearest cent or 1/10,000th of a share, as the case may be. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any exercise of a Warrant.

(p)Amendments of the Certificate of Incorporation. The Company shall not amend its Certificate of Incorporation in a manner that adversely affects the Holders of Warrants, without the prior consent of the Holders of a majority of the Warrants outstanding (excluding Warrants held by the Company or any of its controlled Affiliates), as determined in good faith by the Board of Directors.

(q)Exclusion of Rights Plan. Notwithstanding anything to the contrary contained herein, no adjustment pursuant to this Section 13 shall be required in connection with the issuance, distribution, delivery or exercise of Share Purchase Rights except, if any Warrants remain outstanding and the Share Purchase Rights have become exercisable in accordance with the provisions of the applicable rights plan, the Exercise Rate will be adjusted as though the event of such Share Purchase Rights becoming exercisable constituted a non-Spin-Off distribution subject to paragraph (c) above having an ex-dividend date of the date on which such rights first became exercisable. If any such right is not exercised prior to the subsequent expiration, termination or redemption of the Share Purchase Rights, the new Exercise Rate shall be readjusted to the Exercise Rate that would have been in effect if such Share Purchase Rights had not become so exercisable.

(r)Tax Adjustments. In addition to the adjustments described in this Section 13, the Company may increase the Exercise Rate or decrease the Exercise Price in order to avoid or diminish any U.S. federal income tax to holders of Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Common Stock) or from any event treated as such for U.S. federal income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Exercise Rate or decrease the Exercise Price by any amount for any period if the Company has determined that such increase would be in the Company’s best interests. If the Company makes such a determination, it will be conclusive absent manifest error and the Company will mail to Holders of the Warrants a notice of the increased Exercise Rate and/or decreased Exercise Price and the period during which it will be in effect at least 15 days prior to the date the increased Exercise Rate and/or decreased Exercise Price takes effect in accordance with applicable law.

(s)No Adjustment for Certain Events. Notwithstanding anything to the contrary herein, the Company will not be required to make any adjustment to the Exercise Rate or Exercise Price in connection with the following events:

(i)
the issuance of any of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Stock under any plan;

(ii)
the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Company or any of its subsidiaries or Affiliates;

(iii)
the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the first Warrants hereunder were first issued;

(iv)	a change in the par value of the Common Stock;

(v)	accumulated and unpaid dividends or distributions; and

(vi)	cash dividends on Common Stock (excluding any extraordinary, one-time cash dividend).

SECTION 14.Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 14, be receivable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the sum of 1/20 of the Volume Weighted Average Price per Warrant Share for each of the 20 Trading Days immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

Whenever a payment for fractional Warrant Shares is to be made by the Warrant Agent, the Company shall (i) promptly prepare and deliver to the Warrant Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Warrant Agent in the form of fully collected funds to make such payments. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Warrant Shares under any section of this Agreement relating to the payment of fractional Warrant Shares unless and until the Warrant Agent shall have received such a certificate and sufficient monies.

SECTION 15.Notice of Certain Distributions; Certain Rights. The Company shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Company to give to each Holder written notice of any determination to make a distribution to the holders of its Common Stock of any assets, debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Common Stock, or rights, options, or warrants to purchase Common Stock) of the Company the effect of which would require any adjustment pursuant to Section 13 hereof, which notice shall be prepared by the Company and state the nature and amount of such planned distribution and the record date therefor, and shall be given to the Holders at least 20 days prior to such record date therefor.
Except as expressly provided in this Agreement or in any Warrant Certificate, the Holders of unexercised Warrants shall have no right to receive dividends, to vote, to consent, to exercise any preemptive rights or to receive notice as shareholders of the Company in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or to exercise any rights whatsoever as shareholders of the Company.

SECTION 16.Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Warrant Agent is otherwise notified in accordance with this Section 16 by the Company), as follows:

Cenveo, Inc.	Copies to:

200 First Stamford Place	Hughes Hubbard & Reed LLP
Stamford, CT 06902	One Battery Park Plaza
Facsimile: (203) 595-3074	New York, NY 10004
Attn: Chief Financial Officer	Facsimile: (212) 422-4726
Attn: Gary J. Simon
Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Warrant Agent shall be sufficiently given when received by the Warrant Agent in writing at the address appearing below (until the Company is otherwise notified in accordance with this Section by the Warrant Agent).

Mailing Address:	Delivery Address:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
250 Royall Street	250 Royall Street
Canton, MA 02021	Canton, MA 02021
Attn: Corporate Actions, the Relationship Manager	Attn: Corporate Actions, the Relationship Manager
Any notice or communication to a Holder shall be delivered by hand, dispatched overnight delivery service or mailed by first class mail (postage prepaid), to its address shown on the register kept by the Warrant Agent, or transmitted to such Holder by any means of electronic communication to which such Holder may comment.

SECTION 17.Supplements and Amendments. (a) From time to time, the Company and the Warrant Agent, without the consent of the Holders of the Warrants, may amend or supplement this Agreement, (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Warrant Agreement; (2) to add to the covenants of the Company for the benefit of the Holders of Warrants, or to surrender any right or power herein conferred upon the Company; (3) to provide for uncertificated Warrants in addition to or in place of the certificated Warrants; (4) to evidence and provide for the acceptance of the appointment under the Warrant Agreement of a successor Warrant Agent; (5) to provide for or confirm the issuance of Additional Warrants in accordance with the terms of the Warrant Agreement; (6) to cure any ambiguity, defect, omission, mistake or inconsistencies or making any other change that, in each case, does not adversely affect, in any material respect, the legal rights of the Holder of Warrants; (7) to make any other provisions with respect to matters or questions arising under the Warrant Agreement, provided that such actions pursuant to this clause (7) shall not adversely affect the interests of the Holders of Warrants, in any material respect, as determined in good faith by the Board of Directors; or (8) to conform the text of the Warrant Agreement to any provision of the “Description of Warrants” in the Offering Memorandum dated May 10, 2016 to the extent that the Warrant Agent has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in such “Description of Warrants.” Except as otherwise provided in the first sentence of this paragraph (a) of this Section 17, any amendment or supplement to this Agreement that adversely affects in any material respect the legal rights of the Holder of the Warrants will require the written consent of the Holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its controlled Affiliates). Except as otherwise provided in the first sentence of this paragraph (a) of this Section 17, the consent of each Holder of the Warrants affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement) or any of the adjustment provisions in this Agreement would be changed in a manner that would have any such effect. As a condition precedent to the Warrant Agent's execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 17. The Warrant Agent may, but shall not be obligated to, enter into any amendment that affects its own rights, duties, liabilities or obligations hereunder.

(b)After an amendment or modification under this Section 17 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing such amendment or modification. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or modification.

In connection with any amendment or modification under this Section 17, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment or modification, consideration for such Holder’s consent, so long as such consideration is offered to all Holders.

(c)Executed or true and correct copies of any amendment or modification effected pursuant to the provisions of this Section 17 shall be delivered by the Company to each Holder of outstanding Warrants forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Warrant Shares (but only to the extent the Company has been provided with the addresses for the Holders).

SECTION 18.Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties and obligations) upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

(a)The Warrant Agent assumes no responsibility for the correctness of any statement contained herein or in the Warrant Certificate.

(b)The Warrant Agent shall be protected and shall not be responsible for and shall incur no liability to the Company or any Holder for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

(c)The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any attorney or agent appointed by it without bad faith, gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(d)The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company or the Warrant Agent or an employee of the Warrant Agent), and, notwithstanding anything to the contrary herein, the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in accordance with the opinion or the advice of such counsel.

(e)Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered by it under the provisions of this Agreement and the Warrant Agent shall not be liable for any action taken, suffered to be taken or omitted to be taken by it in reliance upon such certificate. The Warrant Agent will not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Company.

(f)The Company agrees to pay the Warrant Agent such compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement as may be separately agreed in writing, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement (including, without limitation, reasonable fees and expenses of counsel), and to indemnify the Warrant Agent and its affiliates, directors, employees, Representatives, agents and advisors and save it and them harmless against any and all losses, liabilities, suits, actions, proceedings, damages, judgments, fines, penalties, claims, demands, settlements, costs or expenses (including without limitation the reasonable fees and expenses of legal counsel), for anything done or omitted by the Warrant Agent in the acceptance and performance of its duties under this Agreement, except as a result of the Warrant Agent’s bad faith, gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction), including, without limitation, the costs and expenses of defending against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises including reasonable attorneys’ fees and expenses. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

(g)The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

(h)The Warrant Agent and any stockholder, director, officer or employee (“Related Parties”) of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent or any Related Party from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent to the Company or an affiliate thereof.

(i)The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions thereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own bad faith, gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction). No implied duties or obligations shall be read into this Agreement against the Warrant Agent.

(j)The Warrant Agent will be protected and will not incur any liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted to be taken by it in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(k)The Warrant Agent is hereby authorized to request, and directed to accept, instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, Chief Financial Officer, Treasurer, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in accordance with instructions of any such officer or officers.

(l)By countersigning Warrant Certificates or by any other act hereunder the Warrant Agent shall not be deemed to make any representations as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise or tender of any Warrant, or as to the accuracy of the computation of the Exercise Price or the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant or the correctness of the representations of the Company made in any certifications that the Warrant Agent receives. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Exercise Price or the kind and amount of shares or other securities or any property receivable by Holders of Warrants upon the exercise or tender of Warrants required from time to time, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of any such calculation.

(m)No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(n) The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder.

(o) Notwithstanding anything to the contrary contained herein, the Warrant Agent’s aggregate liability with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid under this Agreement by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. The Warrant Agent shall not be liable to the Company or any other person or entity for any consequential, indirect, special, punitive or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility or likelihood of such damages.

(p) In the event the Warrant Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent shall, as soon as practicable, inform the Company or such Person seeking clarification and may, in its sole discretion, refrain from taking any action, and will be fully protected and will not be liable in any way to the Company or other Person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent.

(q) The Company acknowledges that the bank accounts maintained by the Warrant Agent in connection with the services provided under this Agreement will be in the Warrant Agent’s name and that the Warrant Agent may receive investment earnings in connection with the investment at the Warrant Agent’s risk and for its benefit of funds held in those accounts from time to time. Neither the Company nor the Holders will receive interest on any deposits or Exercise Price.

(r) The provisions of this Section 18 shall survive the resignation or removal of the Warrant Agent and the termination of this Agreement.

SECTION 19.Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 30 days’ notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then any Holder or the removed, resigning or incapacitated Warrant Agent may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or such a court, shall be an entity in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent, along with its affiliates, a combined capital and surplus of at least $50,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the Company or the successor warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

SECTION 20.Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or any Holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 21.Termination. This Agreement shall terminate on the fourth Business Day after the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date upon which all Warrants have been exercised or have otherwise ceased to be outstanding.

SECTION 22.Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

SECTION 23.Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of said State, without regard to the conflict of law rules thereof.

SECTION 24.Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Holders of the Warrant Certificates from time to time any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered Holders of the Warrant Certificates.

SECTION 25.Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 26.Further Assurances. From time-to-time and after the date hereof, the Company agrees that it will perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

SECTION 27.Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

SECTION 28.Priorities. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

CENVEO, INC.

By:	/s/ Scott J. Goodwin
Name:	Scott J. Goodwin
Title:	Chief Financial Officer

[Signature Page to Warrant Agreement]

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:	/s/ Tom Borbely
Name:
Title:

[Signature Page to Warrant Agreement]

Exhibit A
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) TO A PERSON WHO IS NOT, AND FOR A PERIOD OF AT LEAST THREE MONTHS IMMEDIATELY PRIOR TO SUCH TRANSFER HAS NOT BEEN, ONE OF OUR “AFFILIATES” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) NOR ACTING ON OUR BEHALF AND (a) IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY.

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No.
FORM OF
COMMON STOCK PURCHASE WARRANT
OF
CENVEO, INC.
THIS CERTIFIES THAT [            ], or its registered assigns, is the registered holder of Warrants (the “Warrants”). This Warrant entitles the holder hereof (the “Holder”), at its option at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Cenveo, Inc., a Colorado corporation (the “Company”), _____ shares of Common Stock, par value $0.01 per share, of the Company at an exercise price per share equal to $1.50 (the “Exercise Price”).
This Warrant Certificate shall terminate and become void as of 5:00 p.m. New York City time, on June 10, 2024 (the “Expiration Date”).
This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of June 10, 2016 (the “Warrant Agreement”), between the Company and Computershare Trust Company, N.A., as Warrant Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Holders. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at Cenveo, Inc., 200 First Stamford Place, Stamford, CT 06902, Attn: Chief Financial Officer.
Subject to the terms of the Warrant Agreement, the Warrants may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the office of the Warrant Agent designated for such purposes, of the certificate or certificates evidencing the Warrants to be exercised, if held in certificated form, along with the form of election to purchase on the reverse thereof properly completed and signed, which signature shall be guaranteed in accordance with the provisions set forth in the Warrant Certificate, together with payment of the Exercise Price. Payment of the Exercise Price shall be made only by the surrender of one or more Warrants (and without the payment of the Exercise Price in cash) in exchange for a number of shares of the Company’s Common Stock equal to the product of (a) the number of shares of the Company’s Common Stock for which such Warrant or Warrants are exercisable as of the Exercise Date (determined as if the Exercise Price were being paid in cash), and (b) the Cashless Exercise Ratio. The “Cashless Exercise Ratio” shall be calculated by the Company and equal a fraction, the numerator of which is the excess of the Exercise Value per share of Common Stock for the applicable Exercise Reference Period over the Exercise Price as of the Exercise Date and the denominator of which is the Exercise Value per share of Common Stock for such Exercise Reference Period. Upon surrender of a Warrant Certificate representing more than one Warrant, the number of shares of Common Stock deliverable shall be equal to the product of (x) the number of shares of the Company’s Common Stock issuable in respect of those Warrants that the Holder specifies are to be exercised multiplied by (y) the Cashless Exercise Ratio. All provisions of this Agreement are applicable with respect to an exercise of a Warrant Certificate for less than the full number of Warrants represented thereby.
Subject to the terms of the Warrant Agreement in respect of a contingent exercise, the “Exercise Date” for a Warrant shall be the date when all of the items referred to in the immediately preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in such paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, (a) in the case of an exercise of

2

Warrants on the Expiration Date, if all of the items referred to in such paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date, and (b) if on the Expiration Date, the Warrants are “in the money,” then they shall automatically be deemed to have been exercised by the Holder on a cashless basis in accordance with the terms hereof, but the Company’s obligation to issue Warrant Shares in respect of such exercise shall be subject to the Holder delivering the documentation and Exercise Price in respect thereof.
Each Warrant shall be exercisable only in whole. In the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrants evidenced thereby at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to this Agreement, and the Company, whenever required by the Warrant Agent, will promptly supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. Holders of Warrants will be able to exercise their Warrants only if a registration statement relating to the Warrant Shares underlying the Warrants is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various Holders of Warrants or other persons to whom it is proposed that Warrant Shares be issued on exercise of the Warrants reside.
This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.
As provided in the Warrant Agreement, the Exercise Rate and the Exercise Price are subject to adjustment upon the happening of certain events.
The Company will pay all taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid
The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of Section 14 of the Warrant Agreement, be receivable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the sum of  1/20 of the Volume Weighted Average Price per Warrant Share for each of the 20 trading days immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.
All Warrant Shares issuable by the Company upon the exercise of the Warrants shall, upon such issuance, be duly and validly issued and fully paid and non-assessable.
The Company and the Warrant Agent may deem and treat Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
Notwithstanding any of the above, to the extent a conflict, ambiguity, defect, omission, mistake or inconsistency exists between this Warrant Certificate and the Warrant Agreement, the Warrant Agreement controls, supersedes and supplements this certificate.
The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

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CENVEO, INC.

By:
Name:
Title:

DATED:
COUNTERSIGNED:

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:
Authorized Signature

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FORM OF ELECTION TO PURCHASE WARRANT SHARES
(to be executed only upon exercise of Warrants)
CENVEO, INC.
Subject (if applicable) to the contingent exercise provisions set forth in the Warrant Agreement, the undersigned hereby irrevocably elects to exercise              Warrants on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement, surrenders this form of election and all right, title and interest therein to Cenveo, Inc. and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.
Date:      _________________
Your Signature.    __________________________________________________________________________
(Sign exactly as your name appears on the face of any Certificated Warrant Certificate)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) at a guarantee level satisfactory to the Warrant Agent. A notary public is not sufficient.

Securities and/or check to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:

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ASSIGNMENT FORM
To assign this Warrant, fill in the form below:
I or we assign and transfer this Warrant to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint _____________ agent to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.

Date _________________________
Your Signature.     __________________________________________________________________________
(Sign exactly as your name appears on the face of any Certificated Warrant Certificate)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) at a guarantee level satisfactory to the Warrant Agent. A notary public is not sufficient.

Date: _______________________

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Exhibit B(1)
[GLOBAL WARRANT LEGEND]
Any Global Warrant countersigned and delivered hereunder shall bear a legend in substantially the following form:
THIS SECURITY IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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Exhibit B(2)
[RESTRICTED COMMON STOCK LEGEND]
Any Warrant exercised for Common Stock prior to the removal of the restricted legends on the Warrant shall cause the Common Stock received in exchange for the Warrant to bear the legend set forth in the following paragraph:
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) TO A PERSON WHO IS NOT, AND FOR A PERIOD OF AT LEAST THREE MONTHS IMMEDIATELY PRIOR TO SUCH TRANSFER HAS NOT BEEN, ONE OF OUR “AFFILIATES” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) NOR ACTING ON OUR BEHALF AND (a) IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

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Exhibit C
CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF WARRANTS
Re: Warrants to Purchase Common Stock (the “Warrants”) of Cenveo, Inc.
This Certificate relates to              Warrants held by              (the “Transferor”).
The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.
In connection with such request and in respect of each such Warrant, the Transferor hereby certifies that the Transferor is familiar with the Warrant Agreement dated as of June 10, 2016, between Cenveo, Inc., a Colorado corporation, and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agreement”), relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 6 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the “Act”), because*:
☐ Such Warrant is being acquired for the Transferor’s own account, without transfer (in satisfaction of Section 6(a)(y)(A) of the Warrant Agreement).
☐ Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act) in reliance on Rule 144A or is being transferred in accordance with Regulation S under the Act.
☐ Such Warrant is being transferred in accordance with Rule 144 under the Act.
☐ Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act, other than Rule 144A or Rule 144 or Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.

[INSERT NAME OF TRANSFEROR]

By:
Date: ______________________________

* Check applicable box.

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Exhibit D
[Form of Transferee Letter of Representation
in Connection with Transfers to Institutional Accredited Investors]

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
Attn: Reorganization Departments
Ladies and Gentlemen:
In connection with our proposed purchase of warrants to purchase Common Stock, par value $0.01 per share (the “Securities”), of Cenveo, Inc. (the “Company”), we confirm that:
1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor Securities) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer as defined in Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is acquiring the Securities for its own account or for the account of such an institutional “accredited investor”, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the warrant agent under the Warrant Agreement pursuant to which the Securities were issued (the “Warrant Agent”) which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Warrant Agent and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (c), (d), (e) or (f) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Warrant Agent.
2. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional “accredited investor”, and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.
3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

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4. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Purchaser)

By:
Date:
Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:
Address:
Taxpayer ID Number:

11

Exhibit E
[Form of Transferee Letter of Representation
in Connection with Transfers Pursuant to Regulation S]

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
Attn: Reorganization Departments
Ladies and Gentlemen:
In connection with our proposed purchase of warrants (the “Securities”) to purchase Common Stock, par value $0.01 per share, of Cenveo, Inc. (the “Company”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(1) The undersigned certifies that it is not a U.S. person, is not acquiring the Securities for the account or benefit of any U.S. person and is not exercising the Securities on behalf of a U.S. person.
(2) The undersigned agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an available exemption from registration.
(3) The undersigned agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.
You and your counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S under the Securities Act.

Very truly yours,
(Name of Purchaser)

By:
Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:
Address:
Taxpayer ID Number:

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Schedule I
List of Guarantors

Cenveo Omemee LLC
Cenveo Services, LLC
CNMW Investments, Inc.
Colorhouse China, Inc.
Discount Labels, LLC
Rx Technology Corp.
RX JV Holding, Inc.
CRX Holding, Inc.
CRX JV, LLC
Madison/Graham ColorGraphics, Inc.
Madison/Graham ColorGraphics Interstate Services, Inc.
Cadmus Delaware, Inc.
Cadmus Financial Distribution, Inc.
Cadmus International Holdings, Inc.
Cadmus Journal Services, Inc.
Cadmus Marketing Group, Inc.
Cadmus Marketing, Inc.
Cadmus/O’Keefe Marketing, Inc.
Cadmus Printing Group, Inc.
Cadmus UK, Inc.
CDMS Management, LLC
Expert Graphics, Inc.
Garamond/Pridemark Press, Inc.
Old TSI, Inc.
Port City Press, Inc.
Vaughan Printers Incorporated
VSUB Holding Company
Commercial Envelope Manufacturing Co. Inc.
Cenveo CEM, LLC
Cenveo CEM, Inc.
Lightning Labels, LLC
Nashua Corporation
Nashua International, Inc.
Envelope Product Group, LLC

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